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                   PUERTO RICO INDUSTRIAL DEVELOPMENT COMPANY
                                 PO BOX 362350
                        SAN JUAN, PUERTO RICO 00936-2350

                                 LEASE CONTRACT

      PROJECTS NO.: T-0870-0-68 and extensions and Lot No. L-253-2-77-11-0
                         LOCATION: AGUADA, PUERTO RICO

        THIS AGREEMENT ENTERED into on October 9, 1997 by: AS "LANDLORD", THE PUERTO RICO INDUSTRIAL DEVELOPMENT COMPANY, AND AS "TENANT", SMART MODULAR TECHNOLOGIES (P.R.), INC.

                                   WITNESSETH

        WHEREAS, LANDLORD is the owner of certain land-site and building, identified in the Epigraph, hereinafter referred to as the Premises.

        WHEREAS, LANDLORD has agreed to lease to TENANT, and TENANT has agreed to lease from LANDLORD the Premises. NOW THEREFORE, in consideration of the foregoing premises, the parties herein agree on this Lease subject to the following:

                              TERMS AND CONDITIONS

        ONE: LANDLORD hereby demises and lets unto TENANT, and TENANT hereby leases from LANDLORD the premises which are fully described in SCHEDULE "A" hereto annexed and made a part hereof. The Premises are subject to the encumbrances, liens and/or restrictions, if any, that may appear from said Schedule "A". Furthermore, the air rights of the Premises, are excepted and reserved to LANDLORD. The Building consists of approximately 83,018.13 square feet and the lot to be used for parking consists of approximately 11,615.92 square meters, with existing improvements.

        TWO: Premises shall be used and occupied exclusively in the manufacture of MEMORY MODULES, EMBEDDED COMPUTER MODULES, COMMUNICATIONS PRODUCTS AND/OR SUCH OTHER ELECTRONICS PRODUCTS AS THE TENANT MAY DECIDE TO MANUFACTURE IN PUERTO RICO.

        THREE: TENANT shall hold the Premises for a period of TEN (10) years commencing the first day of the month following the obtention of the corresponding ARPE permits, but not later than DECEMBER 31, 1997.

        FOUR:  TENANT shall pay to LANDLORD an annual rental as follows:

                $2.20 PER SQ. FT. MONTHLY FOR THE FIRST FIVE (5) YEARS $2.75 PER SQ. FT. MONTHLY FOR THE SECOND FIVE (5) YEARS

        During the first year TENANT will pay rent on the basis of 60,000 sq. ft. Thereafter, TENANT will pay rent for said 60,000 sq. ft. and any space in excess of 60,000 sq. ft. actually utilized, nevertheless TENANT shall start paying rent for the entire space of approximately 83,018.13 sq. ft., not later than three (3) years from the date of this lease contract. TENANT shall notify LANDLORD thirty (30) days prior to the end of each quarter, the space that it is presently occupying, so that the rent for the following months can be appropriately adjusted.

        Parking Lot Rent - $1,000.00 monthly throughout the term of the Lease.

        The monthly installments for rent specified herein, shall be paid in advance on the first day of each month at LANDLORD'S office, or at any other place that LANDLORD may notify. In the event that the date of commencement does not fall on the first of the month, TENANT further agrees to pay the first partial monthly installments, prior to, or on the date of commencement.


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     FIVE:  TENANT shall deposit in certified check, simultaneously with the execution of this Lease, the amount of $15,840.

     This deposit shall guarantee the compliance by TENANT of its obligations, under this Contract, particularly, but not limited to, the payment of rent, the compliance of the environmental clauses herein included and the return of the Premises in proper condition at the termination of this Lease. On said termination, if TENANT is not in default of any of the terms and conditions of this Contract, LANDLORD will return to TENANT the sum of money, if any, held pursuant to this provision, after LANDLORD's Environmental Office certifies that there are no environmental deficiencies as a result of TENANT's manufacturing operation on the demised Premises.

     SIX: TENANT agrees to have on the date of commencement of the term of this Lease a capitalization of $5.7 million. Likewise TENANT agrees to install within TWENTY FOUR (24) months from the same date, manufacturing machinery and equipment with a value of at least $15 million. In other words, TENANT shall increase its present investment of $5.7 millions so that its total investment in machinery and equipment shall be $15 million. It is understood that TENANT may require a period of up to twelve (12) additional months and LANDLORD will grant the extension, if so requested.

     This shall not include the cost of transportation and installation thereof, nor its ordinary depreciation after installation; and within TWENTY FOUR (24) months from the date of commencement of the term, increase its employment from 125 to 525. It is understood that TENANT may require a period of up to TWELVE (12) additional months and LANDLORD will grant the extension, if so requested.

     The aforementioned levels of capitalization, machinery and equipment and employment herein required shall be maintained throughout the term of this Lease or any extension thereof.

     SEVEN: All notices, demands, approvals, consents and/or communications herein required or permitted shall be in writing. If by mail should be certified and to the following addresses: To LANDLORD: P.O. BOX 362350, SAN JUAN, PUERTO RICO 00936-2350. To TENANT: MR. DAVID B. MULLIN, SMART MODULAR TECHNOLOGIES, INC., 4305 CUSHING PARKWAY, FREMONT, CALIFORNIA 94538.

     EIGHT: NET LEASE -- This Lease shall be interpreted as a net lease; it being the exclusive responsibility of TENANT to pay for all operating expenses, utilities, maintenance, expenses, insurance, taxes or any; other costs, expenses or charges of any nature not specifically assumed by LANDLORD hereunder.

     NINE: WARRANTY AS TO USE -- LANDLORD does hereby warrant that at the time of the commencement of the term of this Lease, the Premises may be used by TENANT for the manufacturing purposes herein intended which are deemed consistent with the design and construction in accordance with the corresponding plans and specifications.

     TEN: ALTERATIONS -- TENANT shall make no alterations, additions or improvements to the Premises without the prior consent of LANDLORD and all such alterations, additions or improvements made by or for
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TENANT, shall be at TENANT'S own cost and expenses and shall, when made, be the property of LANDLORD without additional consideration and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or earlier termination of this Lease, subject to any right of LANDLORD to require removal or to remove as provided for hereinafter.

     In the event TENANT asks for LANDLORD'S consent for any alteration; LANDLORD may at its option, require from TENANT to submit plans and specifications for said alteration. Before commencing any such work, said plans and specifications, if required, shall be filed with and approved by all governmental agencies having jurisdiction thereof, and the consent of any mortgagee having any interest in or lien upon this Lease shall be procured by TENANT and delivered to LANDLORD if required by the term of the mortgage.

     Before commencing any such work, TENANT shall at TENANT'S own cost and expense, deliver to LANDLORD a General Accident Liability Policy more particularly described in Article THIRTY (30) hereof, but said policy shall recite and refer to such work, and in addition thereto, if the estimated cost of such work is more than FIVE THOUSAND DOLLARS ($5,000.00), TENANT shall, at TENANT'S own cost and expense, deliver to LANDLORD a surety bond, or a performance bond from a company acceptable to LANDLORD, or a similar bond or other security satisfactory to LANDLORD, in an amount equal to the estimated cost of such work, guaranteeing the completion of such work within a reasonable time, due regard being had to conditions, free and clear of materialmen liens, mechanics liens or any other kind of lien, encumbrances, chattel mortgages and conditional bills of sale and in accordance with said plans and specifications submitted to and approved by LANDLORD. At LANDLORD'S option TENANT shall provide a blanket written guarantee in an amount sufficient to satisfy LANDLORD as to all alterations, changes, additions and improvements to the Premises in lieu of separate guarantee for each such project.

     TENANT shall pay the increased premium, if any, charged by the insurance companies carrying insurance policies on said building, to cover the additional risk during the course of such work.

     ELEVEN:   POWER SUBSTATION - If required by TENANT'S operations, TENANT shall, at its own cost and expense, construct and/or install a power substation and connect it to the PUERTO RICO ELECTRICAL POWER AUTHORITY (PREPA) distribution lines, for voltages up to 13.2 KV; and to PREPA transmission lines for voltages of 38 KV, all in conformity to PREPA's requirements. Such construction shall, in no event, be undertaken by TENANT until after LANDLORD has approved the location thereof, as well as the routing of the power line extension.
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        TWELVE: Repairs and Maintenance - TENANT shall, at its own cost and expense, put, keep and maintain in thorough repair and good order and safe condition the building and improvements standing upon the Premises at the commencement of the term hereon or thereafter erected upon the premises, or forming part of the Premises, and their full equipment and appurtenances, the side walks areas, sidewalk hoists, railings, gutters, curbs and the like in from of the adjacent to the Premises, and each and every part thereof, both inside and outside, extraordinary and ordinary, and shall repair the whole and each and every part thereof in order to keep the same at all times during the term hereof in through repair and good order and safe conditions, whenever the necessity or desirability therefor may occur, and whether or not the same shall occur, in whole or in part, by wear, tear, obsolescence or defects, and shall use all reasonable precautions to prevent waste, damage or injury, except as provided hereinafter.

        LANDLORD and not TENANT, shall be responsible for and shall promptly correct any defects in the building on the Premises which are due to faulty design, or to errors of construction not apparent at the time the Premises were inspected by TENANT for purposes of occupancy by TENANT; this shall not be interpreted to relieve TENANT of any responsibility or liability herein otherwise provided, including among others, for structural failure due to the fault or negligence of TENANT.

        TENANT shall also at TENANT'S own cost and expense, maintain the landsite in thoroughly clean condition; free from solid waste (which includes liquid and gaseous as defined by the Resource Conservation and Recovery Act), and the Regulation on Hazardous and Non-Hazardous Waste of the Environmental Quality Board, as amended, rubbish, garbage and other obstructions. Specifically, TENANT shall not use said landsite, nor permit it to be used, as a deposit or as dump for raw materials, waste materials, hazardous, toxic or non-toxic substances, or substances of whichever nature. TENANT shall neither make any excavation for the purpose of storing, putting away and/or concealing raw materials or waste materials of any kind. Underground storage of hazardous and/or toxic substances is specifically prohibited.

        TENANT shall not do or cause to be done, nor permit on the Premises anything deemed extra hazardous, nor shall it store in the Premises flamable or toxic products of any class or kind without taking the proper precautions and complying with applicable federal and Commonwealth laws and regulations.


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        In case TENANT needs to store in the landsite raw materials of a hazardous and/or toxic nature or hazardous and/or toxic wastes, TENANT shall notify LANDLORD and secure its prior authorization. LANDLORD shall be furnished with a copy of any permit issued for such storage.

        Although it is not intended that TENANT shall be responsible for any decrease in value of the Premises due to the mere passing of time, or for ordinary wear and tear of surfaces and other structural members of the building, nevertheless TENANT shall: (i) replace, with like kind and quality, doors, windows; electrical, sanitary and plumbing, fixtures; building equipment and/or other facilities or fixtures in the Premises which through TENANT's use, fault or negligence, become too worn out to repair during the life of this Lease, (ii) paint the property inside and outside as required.

        In addition to the foregoing, TENANT shall indemnify and safe harmless LANDLORD from and against any and all cost, expenses, claims, losses, damages, or penalties, including counsel fees, because of or due to TENANT's failure to comply with the foregoing, and TENANT shall not call upon LANDLORD for any disbursement or outlay of money whatsoever, and hereby expressly releases and discharges LANDLORD of and from any liability or responsibility whatsoever in connection therewith.

        THIRTEEN: Roof Care - TENANT, without the prior consent of LANDLORD, shall not: (i) erect or cause to be erected on the roof any bill board, aerial sign, or structure of any kind, (ii) place any fixture, equipment or any other load over the roof, (iii) drill any hole on the roof for whichever purpose,
(iv) use the roof for storage nor (v) correct any leaks; it shall be the responsibility of Landlord to correct leaks in a diligent manner and to respond to communications regarding leaks on a timely basis, especially those that TENANT has communicated to LANDLORD adversely effect its operations, it being understood that a response within 48 hours to evaluate the situation and determine a mutually satisfactory course of action in order to diligently resolve the problem shall be deemed a timely response.

        FOURTEEN: Floor Loads - TENANT hereby acknowledges that it has been informed by LANDLORD that the maximum floor load of the Premises herein demised is 150 pounds per sq. ft. Therefore, TENANT hereby agrees that in the event the load of the machinery and equipment to be installed thereat exceeds such maximum load, it shall, at its own cost and expense, carry out any improvements to the floor of the Premises which may be necessary to support such additional load; it being further agreed and understood that construction and/or installation of such improvements shall not be commenced until after LANDLORD'S approval of the plans to be prepared therefor by TENANT and


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approval of the plans to be prepared therefor by TENANT and thereafter, after completion of construction and/or installation of said facilities, they shall be deemed covered by and subject to the applicable provisions of this Contract; it being further specifically agreed and understood that upon termination of this Lease, such facilities shall be removed by TENANT, at its own cost and expense, or in the alternative, and upon request by LANDLORD, they shall remain as part of the Premises with no right whatsoever on the part of TENANT to be reimbursed and/or compensated therefor.

     FIFTEEN: Fixtures - TENANT shall not affix to the ceiling, nor to its supporting joists or columns, nor to any of its walls, any air conditioning unit, nor any other fixture, without the prior consent of LANDLORD.

     SIXTEEN: Environmental Protection and Compliance - TENANT agrees, as a condition hereof, that it will not discharge its solid, liquid or gaseous industrial and/or sanitary effluent or discharges, either into the sewer system and/or into any other place until after required authorizations therefor has been obtained from the Puerto Rico Aqueduct and Sewer Authority, and/or the Department of Health of Puerto Rico and/or Environmental Quality Board, and/or any other governmental agency having jurisdiction thereof and TENANT further agrees and undertakes to pre-treat any such effluent, prior to discharge thereof as required by the said Authority, Department and/or governmental agency with jurisdiction, and/or to install any equipment or system required, and to fully abide by and comply with any and all requisites imposed thereby, and upon request by LANDLORD to submit evidence of such compliance; it being agreed that non-compliance thereof by TENANT for a period of ninety (90) days after notice, shall be deemed an additional event of default under the provisions hereof. Provided, that no construction and/or installation shall be made until LANDLORD has approved of it.

     TENANT shall also, at TENANT's own cost and expense, construct and maintain Premises, processes and/or operating procedures in compliance with the terms, conditions and commitments specified in any Environmental Impact Statement, Environmental Assessment or any other analogous document produced by the Commonwealth of Puerto Rico, Economic Development Administration/LANDLORD as lead agency/or by any other governmental agency in connection with the approval or operation of the project.

     TENANT shall also serve LANDLORD with a copy of any lawsuit, notice of violation, order to show cause or any other regulatory or legal action against TENANT in any environmental-related case or issue.
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     TENANT shall also serve LANDLORD with a copy of any permit granted to
TENANT for air emissions, water discharge, solid waste generation, storage, treatment and/or disposal, and for any hazardous and/or toxic waste raw materials or by-products used or generated, stored, treated and/or disposed or any other endorsement, authorization or permit required to be obtained by TENANT.
     TENANT shall also serve LANDLORD with a copy of any filing or notification to be filed by TENANT with any regulatory agency or any environmentally related case or issue, especially in any situation involving underground or surface water pollution, hazardous and/or toxic waste spillage and ground contamination. The notification to LANDLORD shall take place not later than the actual filing of the pertinent documents with the regulatory agency.
     SEVENTEEN: Improper Use - TENANT, during the term of this Lease and of any renewal or extension thereof, agrees not to use or keep or allow the leased Premises or any portion thereof to be used or occupied for any unlawful purpose or in violation of this Lease or of any certificate of occupancy or certificate of compliance covering or affecting the use of the Premises or any portion thereof, and will not suffer any act to be done or any condition to exist on the Premises or any portion thereof, or any article to be brought thereon, which may be dangerous, unless safeguarded as required by law, or which may in law, constitute a nuisance, public or private, or which may made void or voidable any insurance then in force on the leased Premises.
     EIGHTEEN: Government Regulations - TENANT agrees and undertakes to abide by and comply with any and all rules, regulations and requirements of the Planning Board of Puerto Rico, the Department of Health, the Environmental Quality Board, the Environmental Protection Agency (EPA), where applicable and/or of any other governmental agency, having jurisdiction thereon applicable to TENANT'S operations at the Premises and/or products to be manufactured thereat, and if requested by LANDLORD, TENANT shall submit evidence of such compliance; it being agreed and understood that noncompliance with any and all such rules, regulations and requisites shall be deemed an additional event of default under the provisions of this Contract, unless remedied within thirty (30) days after receipt of notice thereof.
     Any and all improvements to the Premises required by any governmental agency, having jurisdiction thereon so as to carry TENANT'S operations in accordance with the regulations and requisites thereof, shall be at TENANT'S own cost and expense, except for any improvements that may be required as a result of any violation by LANDLORD that may exist at the effective date hereof other than violations caused by TENANT or TENANT'S agents.


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     TENANT further agrees and undertakes to install in the Premises, at its own costs and expense, such devices as may be necessary to prevent any hazard, which may be caused or created by its operations from affecting the environmental integrity of the landsite or causing any nuisance to adjacent TENANTS and/or the community in general; it being agreed and understood that creating or causing any such nuisance, shall be deemed an additional event of default under the provisions of this Contract.

     TENANT further agrees and undertakes to abide by and comply with any and all rules, regulations and requisites of the Fire Department relative to the use and storage of raw materials, finished products and/or inflammable materials, and/or of any other governmental agency, having jurisdiction thereon applicable to TENANT'S operations at the Premises, and if requested by LANDLORD, TENANT shall submit evidence of such compliance; it being agreed and understood that noncompliance by TENANT with any of the aforementioned rules, regulations and requisites shall be deemed, in each of such cases, an additional event of default under the provisions of this Contract, unless remedied within thirty (30) days after receipt of notice thereof.

     If as a consequence of the foregoing dispositions, TENANT need to make alterations to the Premises, the same shall be done subject to the dispositions of Article TEN hereof.

     NINETEEN: Use Permit - TENANT agrees to abide and comply with any and all conditions and requisites included in the Use Permit which may be issued by the Puerto Rico Permits and Regulations Administration (ARPE), and if requested by LANDLORD, shall submit evidence of such compliance; it being agreed and understood that noncompliance by TENANT with any and all such conditions and requisites and/or the cancellation of the said Use Permit shall, in each of such cases, be deemed an additional event of default under the provisions of this Contract.

     TWENTY: Inspection - TENANT shall permit LANDLORD or LANDLORD'S agents to enter the Premises at all reasonable time for the purpose of inspecting the same, or of making repairs that TENANT has neglected or refused to make as required by the terms, covenants and conditions of this Lease, and also for the purpose of showing the Premises to persons wishing to purchase the same, and during the year next preceding the expiration of this Lease, shall permit inspection thereof by or on behalf of prospective TENANTS. If, at a reasonable time, admission to the Premises for the purposes aforesaid cannot be obtained, or if at any time an entry shall be deemed necessary for the inspection or protection of the property, or for making any repairs, whether for the benefit of TENANT or LANDLORD, LANDLORD'S agents or representatives may enter the Premises by force, or otherwise, without rendering LANDLORD,
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or LANDLORD'S agents or representatives liable to any claim or cause of action or damage by reason thereof, and accomplish such purpose.

     The provisions contained in this Article are not to be construed as an increase of LANDLORD'S obligations under this Lease; it being expressly agreed that the right and authority hereby reserved does not impose, nor does LANDLORD assume, by reason thereof, any responsibility or liability whatsoever for the repair, care or supervision of the Premises, or any building, equipment or appurtenance on the Premises.

     TWENTY ONE:    LANDLORD'S entry for repairs and alterations - LANDLORD
reserves the right to make such repairs, changes, alterations, additions or improvements in or to any portion of the building and the fixtures and equipment which are reputed part thereof as it may deem necessary or desirable and for the purpose of making the same, to use the street entrances, halls, stairs and elevators of the building provided that there be no unnecessary obstruction of TENANT'S right of entry to and peaceful enjoyment of the Premises, and TENANT shall make no claim for rent abatement compensation or damages against LANDLORD by reason of any inconvenience or annoyance arising therefrom.

     TWENTY TWO:    LANDLORD excused in certain instances - If, by reason of
inability to obtain and utilized labor, materials or supplies, or by reason of circumstances directly or indirectly the result of any state of war, or of emergency duly proclaimed by the corresponding governmental authority, or by reason of any laws, rules, orders, regulations or requirements of any governmental now or hereafter in force or by reason of strikes or riots, or by reason of accidents, in damage to or the making of repairs, replacements or improvements to the building or any of the equipment thereof, or by reason of any other cause reasonable beyond the control of LANDLORD, LANDLORD shall be unable to perform or shall be delayed in the performance of any covenant to supply any service, such non-performance or delay in performance shall not be ground to any claim against LANDLORD for damages or constitute a total or partial eviction, constructive or otherwise. It being agreed and understood that the time for completion of any such construction, shall be extended for a period of time equal to the number of days of any such delay.

     TWENTY THREE: Quiet Enjoyment - TENANT on paying the full rent and keeping and performing the conditions and covenants herein contained, shall and may peaceably and quietly enjoy the Premises for the term aforesaid, subject, however, to the terms of this Lease and to the mortgages hereinafter mentioned.

     TWENTY FOUR:   Leasehold Improvements - If leasehold improvements made by or for the benefit of TENANT in the Premises at his request or other personal property to TENANT are assessable or taxable and a tax
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liability is imposed to TENANT or LANDLORD, it is understood that it shall be the sole responsibility of TENANT to pay such taxes and in no event shall such taxes be the liability of or be transferable to LANDLORD. In the event that by operation of law, such taxes became a liability of LANDLORD, TENANT shall pay such taxes as they become due and payable and shall promptly reimburse LANDLORD for any payments or expenses incurred or disbursed by LANDLORD by reasons of any such assessment. Said amount shall be due and payable, as additional rent, with the next installment of rent. In the event that TENANT fails to make this payment when due, it shall be subject to the dispositions of Article THIRTY SEVEN hereof.

        TWENTY FIVE: Stoppage of Options - It is understood by the parties hereto that this Lease is made by LANDLORD in furtherance of the industrialization plans of the Commonwealth of Puerto Rico, and it is accordingly understood that TENANT will use all reasonable efforts while this Lease is in effect to maintain a manufacturing operation upon the Premises, but nothing contained in this paragraph shall be deemed to require TENANT to maintain such an operation otherwise than in accordance with sound principles of business management, or (without limiting the generality of the foregoing) to prevent TENANT from curtailing such operation or from shutting it down, whenever and as often as TENANT may, in the exercise of sound business judgment, deem such action advisable. However, TENANT shall give to LANDLORD notice of any necessary or convenient curtailment and/or shut-down, at least seven (7) days prior to the date fixed therefor except in cases of an emergency shut-down, in which case such notice shall be given at the earliest possible time. No curtailment of operations or shut-down in accordance with the provisions of this paragraph shall constitute a default under the provisions of this Contract which will enable LANDLORD to terminate it, unless such plants shall have been shut-down for a period of six (6) consecutive months. A shut-down on account of unforeseeable event or events which although foreseeable could not be prevented, shall not constitute a breach of this agreement. Nothing in this paragraph contained shall relieve TENANT from the payment of rent during the period of any shut-down or curtailments of operations.

        TWENTY SIX: Assignment and Subletting - TENANT shall not assign, this Lease nor let or sublet the Premises or any part thereof except to its parent company, to a wholly owned subsidiary, to an affiliate of TENANT, wholly owned by TENANT'S parent company or to a corporation to be organized by TENANT. In any of these cases, TENANT shall promptly notify LANDLORD of said assignment or subletting, it being agreed and understood that no such assignment or subletting shall: (i) reduce or, in any way, affect the obligations of TENANT under this Lease, nor (ii)

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release TENANT from liability under this Lease.

        TWENTY SEVEN: Successors in Interest - This Lease Contract and every provision thereof, shall bind and inure to the benefit of the legal representatives, successors and assigns on the parties. However, the term "LANDLORD", as used in this Contract, so far as any covenants or obligations on the part of LANDLORD under this Lease are concerned, shall be limited to mean and include only the owner of lessor, at the time in question, of the Premises, so that in the event hereafter of a transfer of the title to the Premises, whether any such transfer be voluntary or by operation of law or otherwise, the person, natural or juridicial, by whom any such transfer is made, shall be and hereby is entirely freed and relieved of all personal liability as respects the performance of the covenants and obligations of LANDLORD under this Lease from and after the date of such transfer.

        TWENTY EIGHT: No Representation by LANDLORD - LANDLORD, LANDLORD'S agents or employees, or the agents, executives or employees of the Economic Development Administration, have made no representations or promises with respect to the Premises except as herein expressly set forth and no rights, easements or licenses are acquired by TENANT by implication or otherwise except as expressly set forth in the provisions of this Contract. The taking possession of the Premises by TENANT, shall be conclusive evidence, as against TENANT, that TENANT accepts same "AS IS" and that said Premises, particularly the building which forms a part of the same, were in good and satisfactory conditions at the time such possession was so taken.

        TWENTY NINE: Damages - LANDLORD shall not be responsible for any latent defect or change of conditions in the Premises resulting in damage to the same, or the property or person therein, except to the extent of LANDLORD'S gross negligence, and provided such claims or loss is not covered by insurances herein required from TENANT. TENANT shall promptly notify LANDLORD of any damage to or defects in the Premises, particularly in any part of the building's sanitary, electrical, air conditioning or other systems located in our passing through the Premises, and the damage or defective conditions, subject to the provisions of Article TWENTY ONE (21) hereof, shall be remedied by LANDLORD with reasonable diligence.

        THIRTY: General Liability Insurance - TENANT shall indemnify, have harmless and defend LANDLORD and agents, servants and employees of LANDLORD against and from any and all liability, fines, suits, claims, demands, expenses, including attorneys' fees, and actions of any kind or nature arising by reason of injury to person or property including



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the loss of use resulting thereof or, violation of law occurring in the
Premises occasioned in whole or in part by any negligent act or omission on the part of TENANT or an employee (whether or not acting within the scope of his employment), servant, agent, licensee, visitor, assignor or undertenant of TENANT, or by any neglectful use or occupancy of the Premises or any breach, violation or non-performance of any covenant in this Lease on the part of TENANT to be observed or performed.

     Pursuant to the foregoing, TENANT shall, maintain during the term of this lease, at its own cost and expense, a Comprehensive General Liability Policy. Said policy shall: (i) be for a combined single limit of no less than $500,000.00 per accident, (ii) hold LANDLORD harmless against any and all liability as hereinbefore stated, and (iii) the care, custody & control exclusion shall be deleted from this coverage. LANDLORD may require additional reasonable limits of public liability insurance and coverages, when changing circumstances so require.

     THIRTY ONE:     Property Insurance - TENANT recognizes that the rent
provided for herein does not include any element to indemnify, repair, replace or make whole TENANT, his employees, servants, agents, licensees, visitors, assignees, or undertenant for any loss or damage to any property or injury to any person in the Premises.

     Accordingly, during the term of this Lease, TENANT shall keep the building standing upon the Premises at the commencement of the term hereof or thereafter erected upon the Premises, including all equipment appurtenant to the Premises and all alterations, changes, additions and improvements, insured for the benefit of LANDLORD and TENANT, as their respective interest may appear, in an amount at least equal to the percentages stated below (as LANDLORD may from time to time determine).

     The basis of the Property Insurance shall be Replacement Cost and the coverage an "All Risks" Property Insurance Policy. Coverages included in the All Risks Form:

          1.   Fire - "Building & Contents Form"

               (a) Building - 100% of insurable value exclusive of foundations

               (b) Contents - All equipment appurtenant to the Premises (State value of Policy)

          2.   Additional Coverages under the Fire Policy

               (a) Extended Coverage Endorsement - 100% of insurable value exclusive of foundations

               (b) Earthquake - 50% of insurable value including foundations

               (c) Vandalism and Malicious Mischief Endorsement

               (d) Improvements and Betterments - For all alterations, changes, additions and improvements

          3.   Landsite and Flood whenever applicable and/or necessary

          4.   Boiler and Machinery (if any) - 100% of insurable value

          5.   Pollution Liability Policy - if necessary

     THIRTY TWO: Multifactory Building Specific Dispositions - In the event that the Premises constitute a section or sections of an industrial building and landsite in which other operations are conducted by other TENANTS: (i) the insurance coverage herein required, shall be acquired by LANDLORD for the whole of the industrial building and TENANT shall reimburse LANDLORD for its proportionate share in the total cost of said policies, (ii) if, because of anything done, caused or permitted to be done, permitted or omitted by TENANT, the premium rate for any kind of insurance affecting the Premises shall be increased, TENANT shall pay to LANDLORD the additional amount which LANDLORD may be thereby obligated to pay for such insurance, and if LANDLORD shall demand that TENANT remedy the condition which cause the increase in the insurance premiums rate, TENANT will remedy such conditions within five (5) days after such demand, and (iii) the insurance policies required in the preceding Articles THIRTY (30) & THIRTY ONE (31) shall be endorsed to include a waiver of subrogation against TENANT. All amounts to be reimbursed by TENANT under this Article, shall be due and payable, as additional rent, with the next installment of rent. In the event that TENANT fails to make this payment, when due, it shall be subject to the dispositions of Article THIRTY SEVEN (37) hereof.

     THIRTY THREE: Additional Dispositions about Insurance - All the Insurance policies herein required from TENANT, shall be taken in form and substance acceptable to LANDLORD with insurance companies duly authorized to do business in Puerto Rico, having a "A" and a higher financial fatting according to Best's Insurance Report; and shall include LANDLORD as additional insured. TENANT shall instruct the corresponding insurer to deliver such policies or certified copies of Certificates of Insurance, in lieu of, directly to LANDLORD. LANDLORD reserves the right not to deliver possession of the Premises to TENANT, unless, and until two (2) days after such original policies, or certified copies or certificates have been deposited with LANDLORD.

     Furthermore, said policies, shall: (i) provide that they may not be canceled by the insurer for nonpayment of premium or otherwise, until at least thirty (30) days after services of notice by registered or certified mail of the proposed cancellation upon LANDLORD, and (ii) be promptly renewed by TENANT upon expiration and TENANT shall, within thirty (30) days after such renewal, deliver to LANDLORD adequate evidence of the payment of premiums thereon. If such premiums or any of them shall not be so paid, LANDLORD may procure the same in the manner set forth for governmental agencies, and TENANT shall reimburse LANDLORD any amount so paid. This reimbursement being due and payable with the next installment of rent. In the event that TENANT fails to make this payment when due, it shall be subject to the dispositions of Article THIRTY SEVEN (37) hereof. It is expressly agreed and understood, that payment by LANDLORD of any such premiums shall not be deemed to waive or release the default in the payment thereof by TENANT nor the right of LANDLORD to take such action as may be available hereunder as in the case of default in the payment of rent.
     Upon the commencement of the term hereof, TENANT shall pay to LANDLORD the apportioned unearned premiums on all such policies of insurance then carried by LANDLORD in respect of the Premises in the event TENANT continues with the insurance policies placed in LANDLORD.
     TENANT shall not violate nor permit to be violated any of the conditions or provisions of any of said policies, and TENANT shall so perform and satisfy the requirements of the companies writing such policies that at all times companies of good standing and acceptable to LANDLORD shall be willing to write and continue such insurance.
     TENANT shall cooperate with LANDLORD in connection with the collection of any insurance monies that may be due in the event of loss and shall execute and deliver to LANDLORD such proofs of loss and other instruments that may be required for the purpose of facilitating the recovery of any such insurance monies, and in the event that TENANT shall fail or neglect so to cooperate or to execute, acknowledge and deliver any such instrument, LANDLORD, in addition to any other remedies, may as the agent or attorney-in-fact of TENANT, execute and deliver any proof of loss or any other instruments as may seem desirable to LANDLORD and any mortgagee for the collection of such insurance monies. This shall not be interpreted as any waiver of the obligations of TENANT under Articles THIRTY, THIRTY ONE, THIRTY TWO and THIRTY THREE hereof or exclusively in favor of LANDLORD under Article THIRTY NINE hereof.

     THIRTY FOUR: Waivers - The receipt by LANDLORD of the rent, additional rent, or any other sum or charges payable by TENANT with or without knowledge of the breach of any covenant of this Contract, shall not be deemed a waiver of such breach. No act or omission of LANDLORD or its agent during the term of this Lease shall be deemed an acceptance of a surrender of the Premises and no agreement to accept a surrender of the Premises shall be valid unless it be made in writing and described by LANDLORD. This Contract contains all the agreements and conditions made between the parties hereto with respect to the Premises and it cannot be changed orally. Any additions to, or charges in this Lease must be in writing, signed by the party to be charged.
     Failure on the part of LANDLORD to act or complain of any action or non-action on the part of TENANT shall not be deemed to be a waiver of any of its respective rights hereunder nor constitute a waiver at any subsequent time of the same provision. The consent or approval by LANDLORD to, or of any action by the other requiring consent or approval, shall not be deemed to waive or render unnecessary the consent or approval by LANDLORD of any subsequent similar act.
     THIRTY FIVE: Reinstatement - No receipt of monies by LANDLORD for TENANT after the termination or cancellation hereof in any lawful manner shall reinstate, continue or extend the term hereof, or affect any notice theretofore given to TENANT, or operate as a waiver of the right of LANDLORD to enforce the payment of rent, additional rent, or other charges then due or thereafter falling due, or operate as a waiver of the right of LANDLORD to recover possession of the Premises by proper suit, action, proceeding or remedy; it being agreed that, after the service of notice to terminate or cancel this Lease, and the expiration of the time therein specified, if the default has not been cured in the meantime, or after the commencement of suit, action or summary proceedings or of any other remedy, or after a final order, warrant of judgment of the possession of the Premises, LANDLORD may demand, receive and collect any monies then due, or thereafter becoming due, without in any manner affecting such notice, proceeding, suit, action, order, warrant or judgment;
and any and all such monies so collected shall be deemed to be payments for the use and occupation of the Premises, or at the election of LANDLORD, on account of TENANT'S liability hereunder. Delivery or acceptance of the keys to the Premises, or any similar act, by the LANDLORD, or its agents or employees, during the term hereof, shall not be deemed to be a delivery or an acceptance of a surrender of the Premises unless LANDLORD shall explicitly consent to it, in the manner set forth hereinbefore.

     THIRTY SIX: Subordination and Attornment - This Lease is and shall be subject and subordinate to all liens, or mortgages which may now or hereafter affect the Premises and to all renewals, modifications, consolidations, replacements and extensions thereof and, although this subordination provision shall be deemed for all purposes to be automatic and effective without any further instrument on the part of TENANT, TENANT shall execute any further instrument requested by LANDLORD to confirm such subordination.

     TENANT further covenants and agrees that if by reason of a default upon the part of LANDLORD of any mortgage affecting the Premises, the mortgage is terminated or foreclosed by summary proceedings or otherwise, TENANT will attorn to the mortgagee or the purchaser in foreclosure proceedings, as the case may be, and will recognize such mortgage or purchaser, as the TENANT'S landlord under this Lease. TENANT agrees to execute and deliver, at any time and from time to time, upon the request of LANDLORD or of the mortgagee or the purchaser in foreclosure proceedings, as the case may be, any reasonable instrument which may be necessary or appropriate to evidence such attornment. TENANT further waives the provision of any statute or rule of law now or hereafter in effect which may give or purport to give TENANT any right of election to terminate this lease or to surrender possession of the Premises demised hereby in the event any such proceeding is brought by the holder of any such mortgage, and TENANT'S obligations hereunder shall not be affected in any way whatsoever by any such proceeding.

     TENANT, covenants and agrees, upon demand of the holder of any mortgage duly recorded or recordable in the corresponding Registry of the Property or of any receiver duly appointed by the foreclose any such mortgage, to pay to the holder of any such mortgage or to such receiver, as the case may be, all rent becoming due under this Lease after such demand, provided such holder of any such mortgage or any such receiver complies with the obligations of LANDLORD under this Lease.

     TENANT, upon request of LANDLORD or any holder of any mortgage or lien affecting the Premises, shall from time to time, deliver or cause to be delivered to LANDLORD or such lien holder or mortgagee, within ten (10) working days from date of demand a certificate duly executed and acknowledged in form for recording, without charges, certifying, if true, or to extent true, that this Lease is valid and subsisting and in full force and effect and LANDLORD is not in default under any of the terms of this Lease.

     THIRTY SEVEN:  Late Payments and Payment by LANDLORD - In the event that
(i) TENANT makes late payment, or fails to make payments to LANDLORD, in whole or in part, of the rent, or of the additional rent, or of any of the other payments of money required to be paid by TENANT to LANDLORD, as stipulated in this Lease, when and as due and payable; or if (ii) LANDLORD, without assuming any obligation to do so, after any notice or grace period provided hereunder, performs or causes to be performed, at the cost and expense of TENANT, any of the acts or obligations agreed to be performed by TENANT, as stipulated in this Lease, and TENANT fails to refund LANDLORD any amounts of money paid or incurred by LANDLORD in performing of causing the performance of such acts or obligations, when and as due and payable, TENANT undertakes and agrees to pay LANDLORD as additional rent, interest on such lately paid or unpaid rents, additional rent, and/or on such other payments of money required to be paid, and/or on any such amounts of money required to be refunded, from and after the date when payment thereof matured or became due and payable, until full payment, at the rate of twelve (12%) per cent per annum, or if such 12% interest, is unlawful, then and in such event, at the highest maximum prevailing rate of interest on commercial unsecured loans as fixed by the Board of Regulatory Rates of Interest and Financial Charges, created under Law #1, approved October 15, 1973 (10 LPRA 998), as amended, or by any successor statute or regulation thereof.

     THIRTY EIGHT: Abatement - If any substantial service or facility to be provided by LANDLORD is unavailable for a period exceeding thirty (30) days and LANDLORD has been notified of the same, should time unavailability of such service render all or any portion of the Premises untenable, TENANT after the aforesaid thirty (30) days, shall be entitled to an abatement of a portion of the rent that shall reflect that portion of the Premises which is untenable, provided the damage to the service or facility is not attributable to the act or neglect of TENANT or the employees, servants, licensees, visitors, assigns or undertenants of TENANT.

     THIRTY NINE:   Fire or other Casualty - If before or during the term of
this Lease, the Premises shall be damaged by fire or other casualty, LANDLORD after written notice thereof is given by TENANT, shall repair the same with reasonable dispatch after notice to it of the damage, due allowances being made for any delay due to causes beyond the LANDLORD's reasonable control, provided, however, that

LANDLORD shall not be required to repair or replace any furniture, furnishings or other personal property which TENANT may have placed or installed or which it may be entitled or required to remove from the Premises. LANDLORD shall proceed with due diligence to obtain the corresponding insurance adjustment of the loss and TENANT shall fully cooperate with LANDLORD and assist in the adjustment of the loss. Until such repairs are completed, and provided such damage or other casualty is not attributable to the act or neglect of TENANT or the employees, servants, licensees, visitors, assigns or undertenants of TENANT, the rent required to be paid pursuant to Article FOUR hereof, shall be abated in proportion to the part of the Premises which are untenable. If the building, be so damaged that LANDLORD shall decide to demolish and/or to reconstruct the building, in whole or in part, LANDLORD may terminate this Lease by notifying TENANT within a reasonable time after such damage of LANDLORD'S election to terminate this Lease, such termination to be effective immediately if the term shall not have commenced or on a date to be specified in such notice if given during the term. In the event of the giving of such notice during the term of this Lease, the rent shall be apportioned and paid up to the time of such fire or other casualty if the Premises are damaged, or up to the specified date of termination if the Premises are not damaged and LANDLORD shall not be otherwise liable to TENANT for the value of the unexpired term of this Lease.

     FORTY: Default Provisions - If, during the term of this Lease, TENANT shall: (i) apply for or consent in writing to, the appointment of a receiver, trustee or liquidator of TENANT or of all or substantially all of its assets or
(ii) seek relief under the Bankruptcy Act, or admit in writing its inability to pay its debts as they become due, or (iii) make a general assignment for the benefit of this creditors, or (iv) file a petition case or an answer seeking relief (other than a reorganization not involving the liabilities of TENANT) or arrangement with creditors, or take advantage of any insolvency law, or (v) file an answer admitting the material allegations of a case filed against it in any bankruptcy, reorganization or insolvency proceeding or, if an order, judgment or decree shall be entered by any court of competent jurisdiction on the application of TENANT or creditor adjudicating TENANT a bankrupt or insolvent, or approving a petition seeking reorganization of TENANT (other than a reorganization not involving the liabilities of TENANT) or appointment of a receiver, trustee or liquidator of TENANT, or of all or substantially all its assets, and such order, judgment or decree, shall continue stayed and in effect for any period of sixty

(60) consecutive days, the term of this Lease and all right, title and interest of TENANT hereunder shall expire as fully and completely as if that day were the date herein specifically fixed for the expiration of the term, and TENANT will then, quit and surrender the Premises to LANDLORD, but TENANT shall remain liable as hereinafter provided.

        If, during the term of this Lease: (i) TENANT shall default in fulfilling any of the covenants of this Lease (other than the covenants for the payment of rent or additional rent), or of any other standing contract with LANDLORD or (ii) if, during the term of this Lease TENANT shall abandon, vacate, or remove from the Premises the major portion of the goods, wares, equipment, or furnishings usually kept on said premises, of (iii) this Lease, without the prior consent of LANDLORD, shall be encumbered, assigned or transferred in any manner in whole or in part or shall, by operation of law, pass to or devolve upon any third party, except as herein provided, or (iv) if TENANT is in violation of laws, rules and regulations regarding minimum wages of its employees, or of any other law, rules and regulations applicable to his operations, but which have not been specifically mentioned in this Lease, LANDLORD may give to TENANT notice of any such default or the happening of any event referred to above and if at the expiration of thirty (30) days after the service of such a notice the default or event upon which said notice was based shall continue to exist, or in the case of a default which cannot with due diligence be cured within a period of thirty (30) days, if TENANT fails to proceed promptly after the service of such notice and with all due diligence to cure the same and thereafter to prosecute the curing of such default with all due diligence (it being intended that in connection with a default not susceptible of being cured with due diligence within thirty (30) days that the time of TENANT within which to cure the same shall be extended for such period as may be necessary to complete the same with all due diligence), LANDLORD may give to TENANT a notice of expiration of the term of this Lease as of the date of the service of such second notice, and upon the giving of said notice of expiration the term of this Lease and all right, title and interest of TENANT hereunder shall expire as full and completely as if that day were the date herein specifically fixed for the expiration of the term, and TENANT or any party holding under his will then quit and surrender the Premises to LANDLORD, but TENANT shall remain liable as hereinafter provided.

        If, (i) TENANT shall default in the payment of the rent, the additional rent, or of any other payment as required under this Lease and such default shall continue for ten (10) working days after notice thereof by LANDLORD, of
(ii) if the default of the payment of
the rent, continued for thirty (30) days from the date any such payment became due and payable (AUTOMATIC DEFAULT TERMINATIONS), or (iii) if this Lease shall terminate as in Paragraph one and two of this Article provided, this Lease shall terminate and TENANT will then quit and surrender the Premises to LANDLORD, but TENANT shall remain liable as hereinafter provided, LANDLORD or LANDLORD's agents and servants may immediately or at any time thereafter re-enter the Premises and remove all persons and all or any property therefrom, whether by summary dispossess proceedings or by any suitable action or proceeding at law, or with the license and permission of TENANT, which shall under this Contract be deemed given upon expiration of the strict thirty
(30) days notice period of subdivision of paragraph Two of this Article, without LANDLORD being liable to indictment, prosecution or damages therefor and repossess and enjoy the Premises with all additions, alterations and improvements.

     If TENANT shall fail to take possession of the Premises within ten (10) days after the commencement of the term of this Lease, of if TENANT shall vacate and abandon the Premises, LANDLORD shall have the right, at LANDLORD'S option, to terminate this Lease and the term hereof, as well as all the right, title and interest of TENANT hereunder, by giving TENANT five (5) days notice in writing of such intention, and upon the expiration of the time fixed in such latter notice, if such default be not cured prior thereto, this lease and the term hereof, as well as all the right, title and interest of TENANT hereunder, shall wholly cease and expire in the same manner and with the same force and effect (except as to TENANT'S liability) as if the date fixed by such latter notice were the expiration of the term herein originally granted; and TENANT shall immediately quit and surrender to LANDLORD the Premises and each and every part thereof and LANDLORD may enter into or repossess the Premises, either by force, summary proceedings or otherwise. The right granted to LANDLORD in this Article or any other Article of this Lease to terminate this Lease, shall apply to any extension or renewal of the term hereby granted, and the exercise of any such right by LANDLORD during the term hereby granted, shall terminate any extension or renewal of the term hereby granted and any right on the part of TENANT thereto.

     Upon the termination of this Lease by reason of any of the foregoing event, or in the event of the termination of this Lease by summary dispossess proceedings or under any provisions of law, now or at any time hereafter, in force by reason of, or based upon, or arising out of a default under or breach of this Lease on the part of TENANT, or upon LANDLORD recovering possession of the Premises in the manner or in any of the circumstances herein-before mentioned, or in any other manner or circumstances whatsoever, whether with or without legal proceedings, by reason of, or based upon, or arising out of a default under or breach of this Lease on the part of TENANT, LANDLORD, at its option, but without assuming any obligation to do so in any case, may at any time, and from time to time, re-let the Premises or any part or parts thereof for the account of TENANT or otherwise on such terms as LANDLORD may elect, including the granting of concessions, and receive and collect the rents therefor, applying the same at a rental not higher than the one stipulated in this Contract, first to the payment of such reasonable expenses as LANDLORD may have incurred in recovering possession of the Premises, including reasonable legal expenses, and for putting the same into good order or condition or preparing or altering the same for re-rental, and expenses, commissions and charges paid, assumed, or incurred by LANDLORD in and about the re-letting of the Premises or any portion thereof and then to the fulfillment of the covenants of TENANT hereunder. Any such re-letting herein provided for, may be for the remainder of the term of this Lease or for a longer or shorter period or at a higher or lower rental. In any such case, whether or not, the Premises or any part thereof be re-let, TENANT shall pay to LANDLORD the rent required to be paid by TENANT up to the time of such termination of this Lease, and/or the full rent provided for in the agreement for any holdover of such period after termination and up to the surrender or recovery of possession of the Premises by LANDLORD, as the case may be, and thereafter TENANT covenants and agrees, to pay to LANDLORD until the end of the term of this Lease as originally demised the equivalent of any deficiency amount of all the rent reserved herein, less the net avails of reletting, if any, as specified hereinabove in this Article and the same shall be due and payable by TENANT to LANDLORD as provided herein, that is to say, TENANT shall pay to LANDLORD the amount of any deficiency then existing.

        FORTY ONE: LANDLORD'S Remedies - In the event TENANT shall default in the performance of any of the terms, covenants or provisions herein contained, LANDLORD may, but without the obligation to do so, perform the same for the account of TENANT and any amount paid or expense incurred by LANDLORD in the performance of the same shall be repaid by TENANT on demand. In the event of a breach or threatened breach by TENANT or any subtenant or other person holding or claiming under TENANT of any of the covenants, conditions or provisions hereof, LANDLORD shall have the right of injunction to restrain the same, and the right to invoke any remedy allowed by law or in equity as if specific remedies, indemnity or reimbursement were not herein provided for. The rights and remedies given to LANDLORD in this Lease are distinct, separate and cumulative, and no one of them, whether or not exercised by LANDLORD, shall be deemed to be a waiver, or an exclusion of any of the others.

        FORTY TWO: Notice of Default - Anything in this Lease to the contrary notwithstanding, it is specifically agreed that there shall be no enforceable default against LANDLORD under any provisions of this Lease, unless notice of such default be given by TENANT to LANDLORD in which TENANT shall specify the default or omission complained of, and LANDLORD shall have thirty (30) days after receipt of such notice in which to remedy such default, or if said default or omission shall be of such a nature that the same cannot be cured within said period, then the same shall not be an enforceable default if LANDLORD shall have commenced taking the necessary steps to cure or remedy said default within the said thirty (30) days and diligently proceeds with the correction thereof.

        FORTY THREE: Capitalization - For the purpose of this Contract, specifically of Article SIX, Capitalization includes the total of owner's equity sources (preferred stock, common stock and surplus accounts) plus long-term debts, it being agreed and understood that the amortization of any such debt shall in no way diminish the amount originally determined as capitalization.

        FORTY FOUR: Disclosure of Information - TENANT agrees to furnish to LANDLORD within ninety (90) days after the expiration of each fiscal year of TENANT, an annual statement certified by an independent Certified Public Accountant showing as of the end of each such fiscal year: (i) TENANT'S paid-in capital, (ii) long-term debts and capitalization as required by Articles SIX and FORTY THREE hereof, (iii) investment in machinery and its capacity to provide employment, (iv) taxes (including Social Security taxes) paid, and (v) any other information as required by this Lease.

        In the event such statement is not filed with LANDLORD as herein provided, LANDLORD may obtain such information from TENANT at TENANT'S expense, and for such purpose TENANT shall make available to LANDLORD'S designated representatives, its books of accounts and other necessary data and facilities, all of which shall be provided and made available at TENANT'S principal office in Puerto Rico.

     FORTY FIVE: Renewal - At the end of the term of the contract, renewal of the lease shall be subject to negotiations between the parties, which shall not exceed a six months period. In the event negotiations for a new lease has taken place and the six month period has elapsed without any agreement, this lease shall be deemed terminated.

     FORTY SIX: Partial Invalidity and Applicable Law - If any term or provisions of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease and the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law. This Contract is entered into and shall be interpreted in accordance with the laws of the Commonwealth of Puerto Rico.

     FORTY SEVEN: Lease Termination and Holding Over - Upon the expiration or termination of this Lease:

     (i) TENANT shall inform LANDLORD in writing of TENANT'S activities affecting each or any environmental area of concern during the period of TENANT'S operation, including a description from an environmental standpoint of the physical conditions of the premises and landsite. TENANT shall also inform to LANDLORD in writing of any environmental regulatory violations, compliance plans, permits, closure plans, clean-up actions or any other regulatory procedures related to the operation. In the event that the information reveals TENANT'S noncompliance of any of the above, or in the event that a physical inspection of the Premises and adjacent areas by LANDLORD, or any other source of information reveal the possibility of contamination, in that event, TENANT shall, at LANDLORD'S request submit a plan of action with the appropriate financial provisions to execute it. LANDLORD shall hold TENANT responsible for any and all environmental damage, or any damage to third parties as a result of any environmental damage, or any remedial action (including monitoring) to be performed at landsite or otherwise as a result of TENANT'S operations after termination of Lease and until such a time as complete remediation or fulfillment of TENANT'S obligations is effected. In case TENANT fails to comply with the foregoing provisions, LANDLORD may elect to effect them at TENANT'S expense and responsibility.

     (ii) TENANT shall remove all hazardous and toxic substances belonging to TENANT or to a third party. TENANT shall also remove all other property of TENANT and that of any third party and failing so to do, TENANT hereby appoints LANDLORD its agent so that LANDLORD may cause all of the said property to be removed at the expense and risk of TENANT. TENANT covenants and agrees to give full and timely observance and compliance to this covenant to remove all its property and surrender the Premises broom clean. TENANT hereby agrees to pay all reasonable necessary cost and expenses thereby incurred by LANDLORD. IF, as the sole result of the removal of TENANT'S property any portion of the Additional Premises or of the building of which they are a part, are damaged, TENANT shall pay to LANDLORD the reasonable cost of repairing such damages unless due to the gross negligence of LANDLORD, its agents, servants, employees and contractors. TENANT'S obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

     FORTY EIGHT:   Change of Address - TENANT shall promptly notify LANDLORD
of any change in the addresses other than those required from it in Article SEVEN hereof.

     FORTY NINE:    TENANT will indemnify LANDLORD for any and all liability,
loss, damages, expenses, penalties and/or fines, and any additional expenses including any attorney fees LANDLORD may suffer as a result of claims, lawsuits, demands, administrative orders, costs, resolutions or judgements against it arising out of negligence and/or failure of TENANT or those acting under TENANT to conform to the statutes, ordinances, or other regulations or requirements of any governmental authority, be it Federal, of the Commonwealth of Puerto Rico, its instrumentalities or public corporations, in connection with the performance of this Lease.

     FIFTY: Notwithstanding, Paragraph 28, TENANT hereby accepts the Premises in their present condition, subject to (1) the removal and disposal by the current tenant of the freezer and/or coolers, (2) a favorable Phase I environmental report to be undertaken at LANDLORD's expense, and (3) as set forth in Article Twelve, any defects which are due to faulty design or errors of construction not apparent at the time TENANT takes possession of the Premises.

     FIFTY ONE: TENANT shall, at is own cost and expense, construct and/or install all necessary equipment required to connect the building's electrical system to the Puerto Rico Electrical Power Authority's electrical distribution lines, such connection to be made in compliance with the requirement of PREPA.

     Paragraph Eleven, notwithstanding, it is clarified that the prior tenant has left a 330 KVA electrical substation on the Premises which is fully approved by LANDLORD and which is delivered and accepted by TENANT in its actual condition as part of the Premises.

     FIFTY TWO: Anything contained in this Contract to the contrary notwithstanding, if required by TENANT, it shall be at TENANT's own cost and expense the construction and/or installation of a sprinkler system; it being agreed and understood that such construction shall be in accordance with the provisions hereof.

     FIFTY THREE: TENANT shall, at its own cost and expense, install a fire protection system and shall obtain the endorsement and approval from said Fire Department for such installation. TENANT must also provide security measures to prevent or reduce fire hazard due to the storage of inflammable materials and products.

     FIFTY FOUR: TENANT hereby acknowledges that in the industrial park there are other industries; therefore TENANT hereby specifically agrees and undertakes to take such steps and install such equipment as may be necessary to prevent that any hazard and/or noise which may be created by its operations may in any way or manner unduly affect the operations of the other industries and therefore TENANT hereby releases and saves LANDLORD harmless from any and all claims or demands arising therefrom or in connection therewith.

     FIFTY FIVE: TENANT must comply with the rules and regulations of pre-treatment established by the Puerto Rico Aqueduct and Sewer Authority, the Environmental Quality Protection Agency related to the effluent industrial discharge in the sanitary sewer system and their final disposition. Also, any improvement necessary to provide pre-treatment facilities for the above mentioned effluents shall be at TENANT's own cost and expense and in coordination and with the approval of LANDLORD's Engineering and Maintenance Departments.

     FIFTY SIX: TENANT shall procure and obtain a permit for the operation of a solid waste emission source from the Environmental Quality Board and authorization for the Office of Solid Waste and/or from the Municipality of Aguada for the final disposition of wastes.

     FIFTY SEVEN: TENANT, at its own cost and expense, shall implement the necessary measures and install the control equipment to maintain the atmospheric air quality levels in compliance with the environmental laws and regulations of the Environmental Quality Board and the Environmental Protection Agency, as promulgated by any succeeding law or regulations.

     FIFTY EIGHT: It is hereby agreed and understood that TENANT shall take the necessary steps to comply with the regulations and law requirements of the PUERTO RICO OCCUPATIONAL SAFETY AND HEALTH OFFICE (PROSHO).

     FIFTY NINE: TENANT certifies and guarantees that at the date of subscribing this Contract it has submitted the Corporate Tax Returns Forms during the last five (5) years and does not have any tax debt pending with the Commonwealth of Puerto Rico or is complying with the terms of a payment plan duly approved. TENANT also certifies and guarantees that at the date of execution of this contract it has paid unemployment insurance compensation, temporary disability insurance, and the driver's social security (as applicable); or is complying with a payment plan duly approved.

     TENANT acknowledges that this is an essential condition of the Contract and if the above certification is incorrect in any of its parts, LANDLORD may cancel this contract.

     SIXTY: LANDLORD reserves the right to audit the leased premises from time to time during the term of this contract, as LANDLORD may deem necessary, in order to assess all aspects of the environmental condition of said premises and TENANT's compliance with all environmental legislation and regulations, under Commonwealth and federal law, TENANT hereby agrees to provide access to all areas and structures of the premises for these purposes, upon LANDLORD's request, and to also provide access to all books, records, documents and instruments which LANDLORD may deem necessary in order to fully audit the premises as herein stated.

     SIXTY ONE: TENANT shall furnish to LANDLORD, in addition to any other information, documents or instruments that may be required in this contract:

     a) Prompt written notice of the occurrence of any event that by law or regulation would require any oral, telephonic or written notice or communication to the US Environmental Protection Agency and/or to the Puerto Rico Environmental Quality Board, or any successor agency, and copies of all orders, notices or other communications and reports received, made or given in connection with any such event, and any enforcement action taken against TENANT or against any property owned, occupied or used by TENANT;

     b) Quarterly certifications subscribed by an authorized representative designated by TENANT, as to the environmental condition of the leased premises, containing the information required by LANDLORD, which is specified in the form included as Schedule "B" of this contract, or any subsequent modification thereto;

     c) Any other information and documents relating to TENANT's compliance with environmental legislation and regulations under federal and commonwealth laws.

        SIXTY-TWO: TENANT hereby acknowledge having been informed by the LANDLORD that Project No. T-0870-0-68 extensions and Lot No. L-253-277-11 are currently leased to Dade Diagnostics of P.R. Inc. and that LANDLORD is exerting its best efforts to terminate and/or rescind the existing lease contract to recover possession of said premises. As soon as the mentioned projects are vacated and are ready for occupancy by TENANT, LANDLORD shall so notify TENANT by certified mail, return receipt requested.

        SIXTY-THREE: LANDLORD shall provide infrastructure funds in the amount of up to $600,000 to cover a part of the investment to be made by TENANT to reconstruct and refurnish LANDLORD's property (Premises). These funds will be disbursed to TENANT in two (2) payments as follows: $400,000.00 in 1997 and $200,000.00 by JANUARY 31, 1998. The initial incentive of $400,000.00 shall be disbursed by LANDLORD to TENANT within fifteen (15) business days after TENANT's written request that it is to be accompanied by adequate invoices and evidence of payment; and upon inspection and approval by LANDLORD of the completed work. The parties hereby acknowledge that the funds LANDLORD is willing to provide to TENANT, are conditioned on TENANT's investment within the first five (5) years after the commencement of the Lease Term in improvements to the Premises. (Even though not restricted to the items set forth in Paragraph 64 PRIDCO must approve improvements) of an amount that matches the amount to be reimbursed by LANDLORD. Should TENANT (i) not invest in improvements to the Premises an amount that matches the amount reimbursed by LANDLORD and (ii) terminate the Lease prior to five years, then TENANT shall reimburse to LANDLORD the short fall multiplied by a fraction, the numerator of which shall be the months remaining in order to achieve the five year term and the denominator of which shall be sixty.

        SIXTY-FOUR: LANDLORD recognizes that the following items qualify for the infrastructure funds provided:

        a)  General Demolition and Architectural Work
            -----------------------------------------

            10" ft. high cyclone fencing
              8 Refinish ga.                          Polished concrete flooring
            Window type A                             Toilet accessories
            Window type B                             Door type A
            Window type C                             Door type B
            Floor to be leveled                       Door type C (10'-0" high)
            Door type D
            Paint (interior)
            Paint (exterior)
            Door type C (8'-8" high)
            New toilet equipment (including plumbing)
            New ramp

        b)  HVAC System
            -----------

            New roof top air conditioners: 6 @ 25 tons; 1 split @ 40 tons New ductwork galvanized sheet metal
            Ductwork insulation - rigid fiberglass board
            New control system, humidity and energy management of A/C Diffusers, registers, fire dampers, volume & control campers Electric reheat coils (5 units)

                c)  Fire Protection System
                    ----------------------

                Sprinkler system grid relocation & sprinkler heads replacement Fire hose cabinets with fire extinguisher
                Fire system testing and compliance with insurer recommendations

                d)  Electrical Work
                    ---------------

                o  General

                   4160V-120/208V Transformer 500 KVA
                   120/208V & 227/480V Feeders (from SWBOS)
                   Panel boards
                   Breaker for 500 KVA Transformer
                   AHU Starters
                   AHU Disconnect switches
                   400 KW Emergency Generator
                   300 KVA Transformer 480-208/120
                   600A Auto-Transfer switch

                o  Fire Alarm System

                                       Total: $600,000.00

        The foregoing items have been estimated by TENANT at $851,420.00 but the infrastructure funds to be provided shall be limited to $600,000.00 or the actual amount invested by TENANT, whichever is lower.

        SIXTY-FIVE: Subject to the execution of the present lease, LANDLORD shall release TENANT from any and all obligations under the previous lease (Arecibo lease), nevertheless, TENANT must comply with the payment of all rent through the termination date of the Arecibo's lease and with the delivery of the property as agreed in the Arecibo's lease contract, including but not limited to the compliance with environmental laws and regulations.

        The foregoing notwithstanding, LANDLORD has inspected the Arecibo leased facilities and agrees to accept them in their present condition so that TENANT will not have to remove any improvements made to said leased facilities.

        SIXTY-SIX: TENANT shall comply with all Government of Puerto Rico and Federal laws and regulations.

        SIXTY-SEVEN: TENANT shall have the option of terminating the Lease by giving LANDLORD six months prior written notice. To the extent such prior notice does not comply with the six months, then TENANT shall pay rent for the remaining period so that LANDLORD receives the equivalent of at least six months rent from the notification date. Upon the payment of the rent and compliance by TENANT with all the other terms and conditions under this Lease, then TENANT shall be released from any further obligations under this Lease.

     SIXTY-EIGHT: TENANT agrees to submit to LANDLORD within thirty (30) days from the date of execution of this Contract: (a) evidence of its registration in the Department of State of the Commonwealth of Puerto Rico and the name and address of its resident agent; and (b) a certificate of a resolution of its Board of Directors either authorizing or ratifying the execution of this Contract.

     IN WITNESS WHEREOF, LANDLORD and TENANT have respectively signed upon proper authority this Lease, this 9 day of October 1997.

                                    PUERTO RICO INDUSTRIAL DEVELOPMENT COMPANY
                                    SSP: 66-0292871

                                    BY: [SIG]
                                        ----------------------------------------


                                    SMART MODULAR TECHNOLOGIES (P.R.), INC.
                                    SSP: 77-039-4145


                                    BY: [SIG[
                                        ----------------------------------------

                                                                    SCHEDULE "A"

DESCRIPTION OF BUILDING T-0870-0-68
LOCATED AT AGUADA, PUERTO RICO
--------------------------------------------------------------------------------

     This is a pitched roof type building consisting of reinforced concrete foundations, steel columns and steel girders supporting 30 feet long steel joists, which in turn support 22 gauge standard galvanized steel deck, covered by 1" fiberglass insulation and a 3 plies built-up roofing. Roof ventilators are provided.

     The structure consists of a main 240'-11" x 90'-6" out to out dimensions with an area of 21,803.26 sq. ft. of manufacturing space, lean to 60'-6" x 10'-6" for an area of 635.25 sq. ft. This amounts to a total area of 22,438.51 sq. ft. of covered floor space.

     The floor consists of a 3 1/2" thick reinforced concrete slab with a monolithic cement finish floor slab designed for a load capacity of 150 pounds per square feet.

     Exterior walls are of concrete blocks plastered and painted on both sides.

     Interior walls at the lean-to are plastered and painted together with a 6'-1" sprayed-on glazed finish wainscot.

     Ceiling is rubbed and painted throughout the building.

     Windows are Miami aluminum louvers throughout the building.

     Interior doors are made of plywood and exterior are industrial type metal ones.

     Clearance in the manufacturing area from finish floor to lowest part of beams at the side eaves is 12'-4" and 13'-4" at the highest point.

DESCRIPTION OF BUILDING T-0870-1-73
LOCATED AT AGUADA, PUERTO RICO
--------------------------------------------------------------------------------

     This is a pitched roof type building consisting of reinforced concrete foundations, steel columns and steel girders supporting 30 feet long steel joists, which in turn support 22 gauge galvanized steel deck, covered by 1" fiberglass insulation and a 3 plies built-up roofing. Roof ventilators are provided.

     The structure consists of a divided main floor consisting of TWO (2) units.

     UNIT #1 - consists of a manufacturing area 152'-2" x 181'-0" out to out dimensions with an area of 25,540 sq. ft. and a lean-to 30'-0" x 13'-2" for an area of 394.80 sq. ft. This gives a total area of 25,935.76 sq. ft. of covered floor space.

     UNIT #2 - consists of a manufacturing area 91'-3" x 241'-0" out to out dimensions for an area of 21,991.25 sq. ft. and two loading platform for an area of 1,598.82 sq. ft. This amounts an area of 23,590.07 sq. ft.

     Adding both partial areas give a total area of 49,525.83 sq. ft. of covered floor space for this project. In this project the sanitary facilities are interior ones, so no change in gross area be considered.

        The floor consists of a 4" thick reinforce concrete slab with a monolithic cement finish; floor slab designed for a load capacity of 150 pounds per square foot.

        Exterior walls are of concrete blocks plastered and painted on both sides. A 6'-1" high sprayed-on glazed finish is provided as wainscot.

        Windows are Miami aluminum louvers throughout the building.

        Interior doors are made of plywood and exterior are industrial type metal ones.

        Clearance in the Unit #1 manufacturing area from finish floor to lowest part beams at the side eaves is 12'-1" and 14'-4" at the highest below the girders at mid span.

        Clearance in the Unit #2 manufacturing area form finish floor to lowest part of beams at the side eaves is 20'-0" and 21'-2" the highest below the girders at mid span.

DESCRIPTION OF BUILDING T-0870-2-87
LOCATED AT AGUADA, PUERTO RICO
--------------------------------------------------------------------------------

        This is a pitched roof type building consisting of reinforced foundations, structural steel columns and steel framing supporting 30'-0" steel joists, which in turn support gauge 22 galvanized steel deck, covered by 2" fiberglass insulation and a 3 plies built-up roofing. Roof ventilators are provided.

        The structure consists of corridor, office, file, gown and tab assembly areas for a total area of 11,053.79 sq. ft. covered space & other support facilities. (See Exhibit A)

        The floor consists of 5" thick reinforced concrete slab with monolithic cement finish and vinyl tile. Floor is designed for a live load of 150 pounds per square foot.

        Exterior walls are of concrete blocks plastered both sides, interior face finish with gypsum board painted on both sides.

        Ceiling is steel deck unpainted, gypsum board painted and cleanable tile hung ceiling.

        Windows opening consist of fixed aluminum louvers.

        Interior and exterior doors are industrial metal type.

        Clearance in the Tab assembly room from finish floor to lowest part of beam at the side eaves is 21'-4".

DESCRIPTION OF PARCEL OF LAND, LOT NO. 3 & 5, LOCATED AT AGUADA INDUSTRIAL
PARK, SITE FOR PROJECT NO. T-0870-0-68 & EXT.
--------------------------------------------------------------------------------


GENERAL:

     Parcel of land, Lot No. 3 & 5, located at Aguada Industrial Park, Aguada, P.R.

     It bounds: by the North, with Lot No. 7 of the same industrial area; by the South, with Lot No. 1 of the same industrial area; by the East, with land property of Comunidad Agricola Bianchi; and by the West, with Street "A" of the same industrial park.

     It has an approximate surface area of 16,242.00 square meters, equivalent to 4.13 cuerdas.

     It is affected by the following rights of ways:

     1. A 3.00 meter wide strip in favor of PRASA running along the Northern & Eastern boundaries.

     2. A 3.00 meter storm sewer wide strip running along the Eastern boundary.


DESCRIPTION OF PARCEL OF LAND, LOT NO. 11, LOCATED AT AGUADA INDUSTRIAL PARK
--------------------------------------------------------------------------------

GENERAL:

     Parcel of land, Lot No. 11, located at Aguada Industrial Park, Aguada, P.R.

     It bounds: by the North, with land owned by Comunidad Agricola Bianchi; by the South, with Lot No. 10 and with access street of the same industrial area; by the East, with land owned by Comunidad Agricola Bianchi; and by the West, with land owned by Residencial de Colores, Inc.

     It has an approximate surface area of 11,615.92 square meters, equivalent to 2.95 cuerdas.

     It is not affected by any right of way.

                                                                    SCHEDULE "B"


                             COMPLIANCE REPORT WITH

                           ENVIRONMENTAL REQUIREMENTS


                 In the period of ____________ to ____________



I.   PERMITS


PERMITS NUMBER                     EXPIRATION                    RENEWAL DATE
                                      DATE                        (IF APPLY)






II.  COMPLIANCE ACTIONS


REFERENCE/CASE NUMBER                 DATE                       RESPONSE OF
                                                                   DATE OF








III. CERTIFICATION



     I certify, under penalty of law, that this document was prepared under my supervicion and direction; and that was based in my investigation by the persons directly responsible of gathering the information, that the information here submitted is, according to my best judgment, certain, complete and precise.